UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2011

AMERICAN SURGICAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50354	98-0403551
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10039 Bissonnet, Suite #250 Houston, Texas	77036-7852
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 779-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

A special meeting of stockholders of American Surgical Holdings, Inc. (the “Company”) was held on Wednesday, February 23, 2011 (the “Special Meeting”). Of the 12,821,928 shares of the Company’s common stock outstanding as of the record date for the Special Meeting, 11,132,368 shares, or 86.8%, of the Company’s outstanding common stock, were present in person or by proxy at the Special Meeting.

An aggregate of 11,109,856 shares, or 86.6% of the Company’s outstanding common stock, were voted in favor of proposal no. 1 for the approval and adoption of the agreement and plan of merger dated December 20, 2010, as amended on January 13, 2011, by and among the Company, AH Holdings, Inc. (“AH Holdings”) and AH Merger Sub, Inc. (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”). Of the shares of the Company’s common stock outstanding, 22,512 shares, or 0.2%, were voted against the approval and adoption of the Merger Agreement and the Merger, and no shareholders abstained from voting on this proposal. In addition, no stockholder exercised appraisal rights.

Item 8.01	Other Events

While the Merger was approved at the Special Meeting, the expected date of the closing of the Merger has not yet been determined. The Company and AH Holdings are working to satisfy the remaining conditions precedent to the closing of the Merger.

A copy of the press release issued by the Company regarding the voting results for the Special Meeting is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

The following exhibits are furnished with this Current Report on Form 8-K:

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated February 24, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SURGICAL HOLDINGS, INC.

Date: February 25, 2011	By:	/s/ Zak Elgamal
		Name:	Zak Elgamal
		Title:	Chief Executive Officer

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